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EXHIBIT 11 -- EARNINGS PER SHARE

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                            -------------------------     -------------------------
                                               1995           1994           1995           1994
                                            ----------     ----------     ----------     ----------
PRIMARY EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operations
     used in primary earnings per share
     computation:
          Net earnings....................  $  551,290     $  430,037     $1,658,061     $  574,317
  Interest on borrowings, net of tax
     effect, on application of assumed
     from exercise of warrants and options
     in excess of 20% limitation..........      52,998         53,914        169,171        161,335
                                            ----------     ----------     ----------     ----------
          Net earnings as adjusted........  $  604,288     $  483,951     $1,827,232     $  735,652
                                            ==========     ==========     ==========     ==========
  Weighted average number of shares
     outstanding, as per primary
     computation above....................   1,188,240      1,277,129      1,188,169      1,277,129
  Net shares issuable from assumed
     exercise of warrants and options, as
     determined by the application of the
     Modified Treasury Stock Method.......     532,298        519,778        532,312        519,778
                                            ----------     ----------     ----------     ----------
          Weighted average number of
            shares outstanding............   1,720,538      1,796,907      1,720,481      1,796,907
                                            ==========     ==========     ==========     ==========
Primary earnings per share................       $0.35          $0.27          $1.06          $0.41
                                                 =====          =====          =====          =====
FULLY DILUTED EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operations
     used in fully diluted earnings per
     share computation:
          Net earnings....................  $  551,290     $  430,037     $1,658,061     $  574,317
  Interest and amortized costs on
     convertible notes, net of tax
     effect...............................      86,793         87,187        261,706        123,105
  Interest on borrowings, net of tax
     effect, on application of assumed
     from exercise of warrants and options
     in excess of 20% limitation..........      52,998         54,152        169,171        161,335
                                            ----------     ----------     ----------     ----------
          Net earnings as adjusted........  $  691,081     $  571,376     $2,088,938     $  858,757
                                            ==========     ==========     ==========     ==========
  Weighted average number of shares
     outstanding, as per fully diluted
     computation above....................   1,188,240      1,277,129      1,188,169      1,277,129
  Net shares issuable from assumed
     exercise of warrants and options, as
     determined by the application of the
     Modified Treasury Stock Method.......     532,298        519,778        532,312        519,778
  Weighted average shares issuable from
     assumed conversion of convertible
     notes................................     421,425        431,250        421,425        205,495
                                            ----------     ----------     ----------     ----------
          Weighted average number of
            shares outstanding............   2,141,963      2,228,157      2,141,906      2,002,402
                                            ==========     ==========     ==========     ==========
Fully diluted earnings per share..........       $0.32          $0.26          $0.98          $0.43
                                                 =====          =====          =====          =====
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